Exhibit 99.1

PRESS RELEASE

CEA Industries (BNC) Launches Comprehensive Treasury Dashboard and Provides Corporate Update

●	World’s Largest BNB Treasury with 515,054 BNB held, providing unmatched exposure to a leading digital asset ecosystem.
●	Realized BNB yield of ~1.5% since August 2025, reflecting a >5% annualized rate of return
●	BNB Cost Basis: Avg. acquisition cost ~$851.29/BNB; total invested ~$438.5M; est. value ~$481M as of 6pm ET, Nov 18, 2025
●	CEO David Namdar to Participate in the Clear Street Disruptive Technology Conference taking place November 19-20, 2025

Louisville, CO, November 19, 2025 - CEA Industries Inc. (Nasdaq: BNC) (“BNC” or the “Company”), which manages the world’s largest corporate treasury of BNB, today announced the launch of its new Treasury Dashboard (“dashboard”), now live on CEAIndustries.com. The dashboard offers investors a consolidated and regularly updated view of certain of BNC’s operating metrics, BNB holdings, treasury strategy, and capital markets activities.

The dashboard launch reinforces BNC’s commitment to transparent, accessible and institutionally aligned disclosure, supporting the Company’s long-term strategy of disciplined asset management and ecosystem participation. The dashboard currently reports 515,054 BNB in total holdings, accompanied by historical activity that illustrates BNC’s treasury discipline and its approach to long-term asset stewardship.

Key figures disclosed as of November 18, 2025:

●	BNB Holdings: 515,054 BNB
●	BNB Cost Basis: avg. acquisition cost ~$851.29/BNB; total invested ~$438.5M; est. value ~$481M as of 6pm ET, Nov 18, 2025
●	ATM Sales: 856,275 shares of BNC sold via the Company’s at-the-market (ATM) offering program at an average price of $15.09 per share since August 25, 2025
●	Share Buyback: 1,170,306 shares of BNC repurchased at an average price of $6.77 per share since September 22, 2025
●	Asset Yield:

○	Realized BNB yield of 6,506 BNB; equivalent to a simple return of ~1.5% on invested capital since the inception of the BNB treasury strategy on August 5th, 2025, reflecting a >5% annualized rate of return

“Publishing this dashboard gives investors clear visibility into how we manage and grow the largest BNB treasury in the world,” said David Namdar, CEO of CEA Industries (BNC). “Investors will now have access to metrics on the Company’s BNB acquisition and treasury strategy.”

“This dashboard is designed as a living resource,” Namdar added. “We intend to continue to evolve as we add new performance metrics and datasets. Furthermore, it represents a foundational step toward our long-term vision of a fully transparent, on-chain, institutionally aligned treasury strategy built around one of the strongest ecosystems in Web3.”

The BNC Treasury Dashboard is now available at CEAIndustries.com/dashboard.

The Company also announced that Mr. Namdar will be participating in the Clear Street Disruptive Technology Conference taking place November 19-20, 2025. To schedule a meeting, please reach out to your conference representative or james@haydenir.com.

CEA Industries Media Inquiries: bnc@cw8.co

Investor Relations: james@haydenir.com

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of Binance Coin (BNB). BNC offers investors institutional-grade exposure to BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the Company’s position as the largest BNB treasury in the world; (ii) the long-term growth and adoption of the BNB ecosystem; (iii) BNC’s role in advancing BNB’s global adoption; (iv) the growth of interest from institutional partners and investors worldwide; (v) BNC being the most trusted and strategically positioned digital asset treasury; (vi) BNC’s ability to scale its holdings and introduce innovative structures, which result in lasting value to shareholders and (vii) updates and expansion of the dashboard. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov . BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.